UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2010

CAPITAL BANK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina	000-30062	56-2101930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

333 Fayetteville Street, Suite 700
Raleigh, North Carolina 27601
(Address of principal executive offices) (Zip Code)

 (919) 645-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Capital Bank Corporation (the “Company”) held its Annual Meeting of Shareholders on June 24, 2010. The shareholders considered three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated April 30, 2010.

Proposal 1: Election of four nominees to serve as Class I directors each for a term of three years or until his or her successor is duly elected and qualified. The votes were cast as follows:
Name	Votes For	Votes Withheld

Charles F. Atkins	6,775,900	318,861
W. Carter Keller	6,493,269	601,492
Don W. Perry	6,791,346	303,415
B. Grant Yarber	6,532,917	561,844

Broker Non-Votes: 3,460,118

The following directors’ terms of office continued after the annual meeting: John F. Grimes, III; Robert L. Jones; O. A. Keller, III (Chairman); Ernest A. Koury, Jr.; George R. Perkins, III; Carl H. Ricker, Jr.; and Samuel J. Wornom, III.

All director nominees were duly elected.

Proposal 2: Ratification of the action of the Audit Committee of the Board of Directors in appointing Elliott Davis, PLLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The votes were cast as follows:

Votes For	Votes Against	Abstained
10,281,962	240,967	31,950

Proposal 2 was approved.

Proposal 3: Approval of a nonbinding advisory proposal regarding Capital Bank Corporation’s overall executive compensation program. The votes were cast as follows:
Votes For	Votes Against	Abstained
9,897,396	554,669	102,811

Proposal 3 was approved.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2010	CAPITAL BANK CORPORATION

	By:	/s/ B. Grant Yarber
B. Grant Yarber
President and Chief Executive Officer